Exhibit 10.1

November 2, 2005

To the Stockholders of
Limelight Media Group, Inc. listed on Schedule 1 hereto

Dear Stockholder:

Pursuant our recent discussions, this Letter Agreement sets forth our understandings regarding your right to receive additional shares of our common stock, par value $.001 per share (the “Holdback Shares”), pursuant to the terms of the Agreement and Plan of Merger dated as of June 30, 2005 (the “Merger Agreement”) among our company, Limelight Merger II Corp., a Washington corporation, and Impart, Inc., a Washington corporation. Under the terms of the Merger Agreement, we are currently obligated to issue to you the number of Holdback Shares set forth opposite your name on Schedule 1 hereto.

In lieu of our issuance to you of any Holdback Shares, you have agreed to accept, and we have agreed to issue to you, a promissory note substantially in the form of Exhibit A attached hereto (the “Promissory Note”) in the principal amount set forth opposite your name on Schedule 1 hereto, which amount is equal to the product of the number of Holdback Shares to which you are entitled multiplied by $.08. Upon your execution of this Letter Agreement and the subsequent issuance to you of your Promissory Note in lieu of your proportionate number of Holdback Shares, we will have no further obligations to you with respect to such Holdback Shares.

This Letter Agreement shall be governed by, construed and enforced in accordance with, the laws of State of Delaware. In addition, this Letter Agreement and the exhibits hereto embody the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties.

This Letter Agreement may be executed in any number of counterparts; all such counterparts shall be deemed to constitute one and the same instrument; and each of said counterparts shall be deemed an original hereof. Our obligations under this Letter Agreement shall be conditioned upon, and shall be subject to, our receipt of an executed counterpart signature page to this Letter Agreement from each of the stockholders listed on Schedule 1.

To the Stockholders of
Limelight Media Group, Inc.
Listed on Schedule 1 hereto

If you are in agreement with the foregoing and you wish to accept the terms of this Letter Agreement, kindly sign this Letter Agreement in the space provided and return an original signed copy of your counterpart to this Letter Agreement to the attention of Laird Laabs, President, Limelight Media Group, Inc., 1300 North Northlake Way, Seattle, Washington 98103. Upon receipt of a countersigned Letter Agreement from all of the stockholders listed on Schedule 1 attached hereto, we will issue you a Promissory Note in the appropriate principal amount.

Very truly yours,

/s/Laird Laabs
Laird Laabs
President
Limelight Media Group, Inc.

Acknowledged and agreed to this 2nd day of November, 2005:

/s/ Steven Boscacci

/s/ Steven Corey

/s/Nick DeSante

/s/Larid Laabs

/s/Joseph Martinez

/s/Thomas Muniz

/s/Edwin Reger

/s/Shane Bumbalo

/s/Stretton Brown

/s/Tom O'Rourke

Exhibit A

Form of Promissory Note

Schedule 1

Name	No. of Holdback Shares	Principal Amount of Promissory Note ($)

Steven Boscacci	2,847,887	227,830.96
Steven Corey	17,547,939	1,403,835.12
Nick DeSante	3,838,457	307,076.56
Laird Laabs	17,547,939	1,403,835.12
Joseph Martinez	3,282,904	262,584.32
Thomas Muniz	5,765,114	461,209.12
Edwin Reger	990,569	79,245.52
Shane Bumbalo	1,355,412	108,432.96
Stretton Brown	1,006,472	80,517.76
Tom O’Rourke	3,317,308	265,384.64